Exhibit 32.2

Certification pursuant to 18 U.S.C., Section 1350
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q/A of The First Bancshares, Inc. (the "Company") for the period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dee Dee Lowery, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dee Dee Lowery

Name:	Dee Dee Lowery
Title:	Executive Vice President and Chief
Financial Officer
Date:	October 11, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.